SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. _____)

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Filed by a Party other than the Registrant [   ]

Check the appropriate box

[    ]  Preliminary Proxy Statement
[    ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[    ]  Definitive Additional Materials
[    ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

MOHAWK INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing Fee (Check the appropriate box):

[ X ] No fee required

[    ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[    ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

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[    ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

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To the Stockholders of Mohawk Industries, Inc.:

      You are cordially invited to attend the annual meeting of stockholders to be held on Wednesday, May 17, 2006, at 10:00 a.m. local time, at the corporate headquarters of the Company, 160 South Industrial Boulevard, Calhoun, Georgia 30701.

      The principal business of the meeting will be to elect a class of directors to serve a three-year term beginning in 2006. At the meeting, we also will present an overall review of the business and recent results.

      Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card in the enclosed, postage-prepaid envelope at your earliest convenience so that your shares will be represented at the meeting.  If you choose to attend the meeting, you may revoke your proxy and personally cast your votes. To receive a map and driving directions to the corporate headquarters, please call Christi Scarbro at (706) 624-2246.

                                                                                               Sincerely yours,

                                                                                                JEFFREY S. LORBERBAUM
                                                                                        Chairman, President & Chief Executive Officer

Calhoun, Georgia
April 5, 2006

MOHAWK INDUSTRIES, INC.
160 South Industrial Boulevard
P. O. Box 12069
Calhoun, Georgia 30701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 17, 2006

      The annual meeting of stockholders of Mohawk Industries, Inc. (the ''Company'') will be held on Wednesday, May 17, 2006, at 10:00 a.m. local time, at the corporate headquarters of the Company, 160 South Industrial Boulevard, Calhoun, Georgia 30701.

      The meeting is called for the following purposes:

1.        To elect three persons who will serve as the Company's Class II directors for a three-year term beginning in 2006; and

2.        To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed March 20, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED. IF YOU CHOOSE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND PERSONALLY CAST YOUR VOTES.

                                                                                               By Order of the Board of Directors,

                                                                                               BARBARA M. GOETZ
                                                                                               Corporate Secretary

Calhoun, Georgia
April 5, 2006

MOHAWK INDUSTRIES, INC.
160 South Industrial Boulevard
P. O. Box 12069
Calhoun, Georgia 30703

PROXY STATEMENT

      This Proxy Statement is furnished by and on behalf of the Board of Directors of Mohawk Industries, Inc. (''Mohawk'' or the ''Company'') in connection with the solicitation of proxies for use at the annual meeting of stockholders of the Company to be held on Wednesday, May 17, 2006, and at any and all adjournments or postponements thereof (the ''Annual Meeting''). This Proxy Statement and the enclosed proxy card will be first mailed on or about April 5, 2006, to the stockholders of record of the Company (the ''Stockholders'') on March 20, 2006 (the ''Record Date'').

      Proxies will be voted as specified by Stockholders. Unless contrary instructions are specified, if the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the shares of the common stock of the Company (the ''Common Stock'') represented thereby will be voted FOR election of the nominees listed in this Proxy Statement as directors of the Company. A Stockholder's submission of a signed proxy will not affect his or her right to attend and to vote in person at the Annual Meeting. Stockholders who execute a proxy may revoke it at any time before it is voted by (i) filing a written revocation with the Secretary of the Company, (ii) executing a proxy bearing a later date or (iii) attending and voting in person at the Annual Meeting.

      The presence of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum. Shares of Common Stock represented by proxies at the meeting, including broker nonvotes and those that are marked "withhold authority" will be counted as shares present for purposes of establishing a quorum. Once a quorum is established, the election of directors will require the affirmative vote of a plurality of the shares of Common Stock represented and entitled to vote in the election at the Annual Meeting. Neither withholding authority to vote with respect to one or more nominees nor a broker nonvote will have an effect on the outcome of the election of directors.

      Pursuant to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), holders of Common Stock will be entitled to one vote for each share of Common Stock held. Pursuant to the provisions of the Delaware General Corporation Law, March 20, 2006 has been fixed as the Record Date for determination of Stockholders entitled to notice of and to vote at the Annual Meeting, and, accordingly, only holders of Common Stock of record at the close of business on that day will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 67,637,102 shares of Common Stock issued and outstanding held by approximately 385 Stockholders.

THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN
THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

PROPOSAL 1 - ELECTION OF DIRECTORS

      The Company's Certificate of Incorporation provides for the Board of Directors of the Company to consist of three classes of directors serving staggered terms of office. Upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a term of three years to serve until the election and qualification of their successors. Bruce C. Bruckmann, Frans G. De Cock and Larry W. McCurdy have been nominated for re-election as Class II directors at the Annual Meeting. The Class III and Class I directors have one year and two years, respectively, remaining on their terms of office and will not be voted upon at the Annual Meeting.

      The Company's Certificate of Incorporation provides that the Company shall have at least two and no more than eleven directors, with the Board of Directors to determine the exact number. In addition, the Certificate of Incorporation divides the Board of Directors into three classes, with each to consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors has by resolution set the number of directors at eleven.

      It is the intention of the persons named as proxies to vote the proxies for Mr. Bruckmann's, Mr. De Cock's and Mr. McCurdy's election as a Class II director of the Company, unless the Stockholders direct otherwise in their proxies. Each of Mr. Bruckmann, Mr. De Cock and Mr. McCurdy has consented to continue to serve as a director of the Company if re-elected. In the unanticipated event that any of Mr. Bruckmann, Mr. De Cock and Mr. McCurdy refuses or is unable to serve as a director, the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated. The Board of Directors has no reason to believe that Mr. Bruckmann, Mr. De Cock and Mr. McCurdy will be unable or will decline to serve as a director.

      The affirmative vote of a plurality of the shares represented and entitled to vote in the election at the Annual Meeting at which a quorum is present is required for the election of the nominees.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW

Director, Director Nominee and Executive Officer Information

      Based on information supplied by them, set forth below is certain information concerning the nominees for election as Class II directors and the directors in Classes III and I whose terms of office will continue after the Annual Meeting, including the name and age of each, current principal occupation (which has continued for five years unless otherwise indicated), the name and principal business of the organization in which such occupation is carried on, the year each was elected to the Board of Directors of the Company, all positions and offices held during 2005 with the Company, and directorships in other publicly held companies.

Nominees for Director

      Class II Nominees For Director (Current Terms Expire 2006)

       Bruce C. Bruckmann- Mr. Bruckmann (age 52) has been a director of the Company since October 1992.  Mr. Bruckmann has been a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc., a venture capital firm, since January 1995.  From March 1994 to January 1995, Mr. Bruckmann served as Managing Director of Citicorp Venture Capital, Ltd. (''CVC, Ltd.'') and as an executive officer of 399 Venture Partners, Inc. (formerly Citicorp Investments, Inc.).  From 1983 until March 1994, Mr. Bruckmann served as Vice President of CVC, Ltd. Mr. Bruckmann is also a director of Town Sports International, Inc., a fitness club operator, Anvil Knitwear, Inc., an active wear manufacturer, Penhall International, Inc., a renter of operator-assisted construction equipment, and H&E Equipment Services L.L.C., a renter and distributor of industrial and construction equipment. Mr. Bruckmann also serves as director for several private companies.

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      Frans G. De Cock- Mr. De Cock (age 63) was elected to the Company's Board of Directors on October 31, 2005 effective upon the closing of the Company's acquisition of Unilin Flooring BVBA and its affiliated companies ("Unilin") and was named President - Unilin in November 2005.  Before joining Mohawk, Mr. De Cock was one of the managing directors of Unilin. From 1997 until 1999, he also served as President of the European Federation of Associations of Particleboard Manufacturers and from 1999 until 2004 as President of the European Panel Federation.

      Larry W. McCurdy- Mr. McCurdy (age 70) has been a director of the Company since the consummation of the Company's initial public offering in April 1992 (the "Initial Public Offering").  Mr. McCurdy was President and Chief Executive Officer of Moog Automotive, Inc., a privately held manufacturer of automotive aftermarket products, from November 1985 until April 1994.  Moog Automotive, Inc. was acquired by Cooper Industries, Inc., a manufacturer of electrical and automotive products, tools and hardware, in October 1992, and Mr. McCurdy became Executive Vice President-Operations of Cooper Industries, Inc. in April 1994.  Mr. McCurdy held that position until March 7, 1997, when he became President, Chief Executive Officer and a director of Echlin Inc., a worldwide manufacturer of motor vehicle parts.  On December 17, 1997, Mr. McCurdy was elected Chairman of the board of directors of Echlin, Inc. In July 1998, Echlin was merged with Dana Corporation, a global leader in the engineering, manufacturing and distribution of components and systems for worldwide vehicular and industrial manufacturers. Mr. McCurdy served as President of the Dana Automotive Aftermarket Group from July 1998 until his retirement in August 2000. Mr. McCurdy also serves on the boards of directors of Appinia Group, Inc., Lear Corporation, both international manufacturers for original equipment vehicles, and General Parts, Inc., a North American automotive parts distributor.

Continuing Directors

      Class III Directors Continuing in Office (Terms Expire 2007)

      Leo Benatar- Mr. Benatar (age 76) has been a director of the Company since the consummation of the Company's Initial Public Offering. Mr. Benatar has been a Principal in Benatar and Associates since May 1996.  From June 1995 until May 1996, Mr. Benatar was Chairman of the Board of Engraph, Inc., a manufacturer of packaging and product identification materials.  Before June 1995, Mr. Benatar served as Chairman of the Board, President and Chief Executive Officer of Engraph, Inc. for more than five years.  Engraph, Inc. was acquired by Sonoco Products Company, a manufacturer of packaging and product identification materials, in October 1992, and Mr. Benatar served as Senior Vice President and a director of Sonoco Products Company from October 1992 until May 1996.  Mr. Benatar is also a director and non-executive Chairman of Interstate Bakeries Corporation, a manufacturer and distributor of food products, Aaron Rents, Inc., a furniture and appliance retailer, and Paxar Corporation, a provider of identification and tracking solutions to retailers and apparel manufacturers. From January 1, 1994 until December 31, 1995, Mr. Benatar also served as Chairman of the Federal Reserve Bank of Atlanta.

      Phyllis O. Bonanno- Ms. Bonanno (age 62) has been a director of the Company since February 26, 2004. Ms. Bonanno is currently the President and Chief Executive Officer of International Trade Solutions, Inc. Ms. Bonanno served as President and Chief Executive Officer of Columbia College from July 1997 until March 2000 and served as the Vice President for International Trade at Warnaco, Inc. from 1986 to 1997. Ms. Bonanno has also served as a personal assistant to President Lyndon Johnson and as the first director of the U.S. Trade Representative's (USTR) Office of Private Sector Liaison in the Executive Office of Presidents Carter and Reagan. In addition, while serving at the USTR, Ms. Bonanno served as the Executive Director of the President's Advisory Committee on Trade Negotiations. Ms. Bonanno is also a director of Adams Express Company, a diversified equity investment company, BorgWarner Inc., a manufacturer of automotive equipment, and Petroleum and Resources Corporation, a conservative equity investment company specializing in energy and natural resources companies.

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      David L. Kolb- Mr. Kolb (age 67) served as President of Mohawk Carpet Corporation (now one of the Company's principal operating subsidiaries) until Mohawk Carpet Corporation was acquired by the Company in December 1988, at which time he became Chairman of the Board of Directors and Chief Executive Officer of the Company. Effective January 1, 2001, Mr. Kolb retired from his position as Chief Executive Officer.  He retired as Chairman on May 19, 2004.  Prior to joining Mohawk Carpet Corporation, Mr. Kolb served in various executive positions with Allied-Signal Corporation for 19 years, most recently as Vice President and General Manager of Home Furnishings.  Mr. Kolb is also a director of Aaron Rents, Inc., furniture and appliances retailer, Chromcraft Revington, Inc., a furniture manufacturer, and Paxar Corporation, a provider of identification and tracking solutions to retailers and apparel manufacturers. In addition, Mr. Kolb is a trustee of the Schenck School and Mount Vernon Presbyterian School.

      W. Christopher Wellborn- Mr. Wellborn (age 50) was Executive Vice President, Chief Financial Officer and Assistant Secretary of Dal-Tile International Inc. ("Dal-Tile") (now one of the Company's principal operating subsidiaries) from August 1997 through March 20, 2002 when he was named a director of the Company and President - Dal-Tile.  Mr. Wellborn was named Chief Operating Officer of the Company on November 15, 2005.  From June 1993 to August 1997, Mr. Wellborn was Senior Vice President and Chief Financial Officer of Lenox, Inc.

      Class I Directors Continuing in Office (Terms Expire 2008)

      John F. Fiedler- Mr. Fiedler (age 67) has been a director of the Company since March 20, 2002. Mr. Fiedler is the retired Chairman of the Board of Directors of BorgWarner Inc. He most recently served as Chief Executive Officer of BorgWarner having been named Chairman and Chief Executive Officer in January 1995. Prior to that, Mr. Fiedler served as President and Chief Operating Officer of BorgWarner. Before joining BorgWarner in June 1994, Mr. Fiedler was Executive Vice President of The Goodyear Tire & Rubber Company, where he was responsible for North American Tires. Mr. Fiedler's 29-year career with Goodyear included numerous sales, marketing and manufacturing positions in the United States and the Far East.  Mr. Fiedler is also a director of YRC Worldwide (formerly Yellow Roadway Corporation), Snap-on Inc., and AirTran Holdings, Inc. He is also a member of the Kent State Foundation Commission and advisor to the Board of Trustees of the Manufacturers Alliance/MAPI.

      Jeffrey S. Lorberbaum- Mr. Lorberbaum (age 51) has been a director of the Company since March 28, 1994 and served as President and Chief Operating Officer of the Company since January 24, 1995. Effective January 1, 2001, Mr. Lorberbaum succeeded David L. Kolb as Chief Executive Officer and currently holds the positions of Chairman of the Board, President and Chief Executive Officer. Mr. Lorberbaum joined Aladdin Mills, Inc. ("Aladdin"), a company acquired in 1994 by Mohawk, in 1976 and served as Vice President-Operations from 1986 until February 25, 1994 when he became President and Chief Executive Officer of Aladdin.

      Robert N. Pokelwaldt- Mr. Pokelwaldt (age 68) has been a director of the Company since the consummation of the Company's Initial Public Offering.  Mr. Pokelwaldt served as Chairman and Chief Executive Officer of York International Corporation, a manufacturer of air conditioning and cooling systems, from January 1993 until his retirement in October 1999.  He also served York International Corporation from June 1991 until January 1993 as President, Chief Executive Officer and a director and, from January 1990 until June 1991, as President and Chief Operating Officer.  Mr. Pokelwaldt is also a director of Intersil Corp., a telecommunications chip manufacturer, and First Energy Corporation, a generator and power distribution company.

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      In connection with the merger of Aladdin with a wholly owned subsidiary of the Company in February 1994 (the "Aladdin Merger"), the Company agreed to appoint to its Board of Directors up to two persons designated by the former shareholders of Aladdin.  Since 1999, Messrs. Jeffrey S. Lorberbaum and Sylvester H. Sharpe were such designees. Mr. Sharpe has elected to retire at the expiration of his current term and is not standing for election. The Company is required to nominate up to two persons designated by such holders for election or re-election, as the case may be, to the Board of Directors of the Company and to use its best efforts to cause such nominees to be elected to the Board of Directors. At this time, the holders have decided not to designate anyone to fill the vacancy created by Mr. Sharpe's retirement.  At such time as the former shareholders of Aladdin have disposed of 50% or more of the Common Stock issued to them in the Aladdin Merger, the Company will be required to nominate only one such person to the Board of Directors, and at such time as the former shareholders of Aladdin have disposed of 75% or more of the Common Stock issued to them in the Aladdin Merger, the Company will no longer be required to nominate any of such persons to the Board of Directors.

      In connection with the acquisition of Unilin by the Company in October 2005, the Company agreed to appoint to its Board of Directors a representative designated by Unilin and Mr. Frans G. De Cock is such designee.

Meetings and Committees of the Board of Directors

      General.   During fiscal 2005, the Board of Directors held nine meetings. All members of the Board of Directors attended at least 75% of the total number of Board of Directors and Committee meetings that they were eligible to attend. All members of the Board at the time of the 2005 annual stockholder meeting were present at such meeting.

      The Board of Directors has determined that none of Mr. Benatar, Ms. Bonanno, Mr. Bruckmann, Mr. Fiedler, Mr. Kolb, Mr. McCurdy or Mr. Pokelwaldt have a relationship that would interfere with such director's exercise of independent judgment in carrying out the responsibilities of a director, and therefore they are independent within the meaning of applicable Securities and Exchange Commission ("SEC") rules and New York Stock Exchange ("NYSE") listing standards.

      The Company has a standing Audit Committee (the "Audit Committee") of the Board of Directors established in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee is comprised of four directors (Mr. McCurdy (Chairman), Ms. Bonanno, Mr. Bruckmann and Mr. Pokelwaldt) who have been determined by the Board of Directors to be independent as discussed above. The Board of Directors has determined that Mr. McCurdy is qualified as the audit committee financial expert within the meaning of applicable SEC regulations and the Board has determined that Mr. McCurdy has the requisite accounting and financial expertise within the meaning of the listing standards of the NYSE. The Audit Committee met eight times during 2005. The Audit Committee oversees management's conduct of the financial reporting process, the system of internal, financial and administrative controls and the annual independent audit of the Company's financial statements. In addition, the Audit Committee engages the independent registered public accounting firm, reviews the independence of such independent registered public accounting firm, approves the scope of the annual activities of the independent registered public accounting firm and internal auditors and reviews audit results. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company's website at www.mohawkind.com under the heading "Corporate Governance." See also "Audit Committee-Report of the Audit Committee of the Board of Directors of Mohawk Industries, Inc."

      The Company has a standing Compensation Committee (the "Compensation Committee"), consisting of Mr. Benatar (Chairman), Mr. Fiedler, Mr. Pokelwaldt and Mr. McCurdy. The Compensation Committee met three times during 2005. The Compensation Committee is responsible for deciding, recommending and reviewing the compensation, including benefits, of the executive officers and directors of the Company and for administering the Company's incentive compensation plans. The Board of Directors has adopted a written charter for the Compensation Committee, which is available on the Company's website at www.mohawkind.com under the heading "Corporate Governance." See also ''Executive Compensation and Other Information-Report of the Compensation Committee of the Board of Directors of Mohawk Industries, Inc.''

      The Company has a standing Nominating and Corporate Governance Committee (the "Governance Committee"), consisting of Mr. Fiedler (Chairman), Mr. Benatar and Mr. Bruckmann. The Governance Committee met two times in 2005. The Governance Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities under the NYSE listing standards and Delaware law, identifying qualified candidates for nomination to the Board of Directors and developing and evaluating the Company's corporate governance policies. The Governance Committee also considers nominees to the Board of Directors recommended by stockholders in accordance with the requirements of the Company's Bylaws. See also "Corporate Governance-Nomination Process for the Board of Directors." The Board of Directors has adopted a written charter for the Governance Committee and Corporate Governance Guidelines recommended by the Governance Committee, both of which are available on the Company's website at www.mohawkind.com under the heading "Corporate Governance."

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      Executive Sessions with Non-Management Directors. All directors who are not members of the Company's management team meet without the Chief Executive Officer and other Company personnel as needed during a portion of each non-telephonic Board of Directors meeting. The Chairmen of the Company's standing committees chair these executive sessions on a rotating basis.

      Director Compensation. Employees of the Company or its subsidiaries who are also directors do not receive any fee or remuneration for services as members of the Board of Directors or any Committee of the Board of Directors. The Company pays non-employee directors an annual retainer of $20,000 and a fee of $4,000 for each Board meeting and $1,000 for each Committee meeting attended. The Compensation Committee and Governance Committee Chairmen also receive an annual retainer of $2,500; the Audit Committee Chairman also receives an annual retainer of $5,000. Pursuant to the Company's 2002 Long-Term Incentive Plan, directors who are not employees of the Company are initially granted non-qualified stock options to purchase 11,250 shares of Common Stock as of the date they commence service as a director. On January 1 of each year, eligible non-employee directors who are directors on such date receive an option to purchase 2,250 shares of Common Stock. The exercise prices for all such option grants are based on a formula that with respect to initial grants relates to the closing sale price of the underlying Common Stock on the business day immediately preceding the date of grant and with respect to subsequent grants is the average of the closing sale prices of the underlying Common Stock on the last business day of each of the Company's four fiscal quarters during the preceding fiscal year. The Company reimburses all directors for expenses the directors incur in connection with attendance at meetings of the Board of Directors or Committees.

      In December 1996, the Board of Directors adopted the Mohawk Industries, Inc. 1997 Non-Employee Director Stock Compensation Plan (the "Director Stock Compensation Plan") to promote the long-term growth of the Company by providing a vehicle for its non-employee directors to increase their proprietary interest in the Company and to attract and retain highly qualified and capable non-employee directors. Under the Director Stock Compensation Plan, non-employee directors may elect to receive their annual cash retainer fees (excluding any meeting fees) in shares of Common Stock of the Company, based on the fair market value of the Common Stock at the end of each quarter. The maximum number of shares of Common Stock which may be granted under the plan is 37,500 shares, which shares may not be original issue shares. In 1997, the Director Stock Compensation Plan was amended by the Board of Directors to include an optional income deferral feature using a book entry (phantom stock) account that would fluctuate in value based on the performance of the Common Stock of the Company over the deferral period. The Board of Directors may suspend or terminate the Director Stock Compensation Plan at any time.

Executive Officers

      The executive officers of the Company serve at the discretion of the Board of Directors and are comprised of Messrs. Jeffrey S. Lorberbaum and W. Christopher Wellborn (who are identified above), Frank H. Boykin, William B. Kilbride, H. Monte Thornton, Harold G. Turk, Michel S. Vermette and Joe W. Yarbrough.

      Frank H. Boykin- Mr. Boykin (age 50) served as Corporate Controller of the Company from May 1992 until May 1999, when he was appointed Vice President, Corporate Controller. In January 2005, Mr. Boykin was appointed Vice President-Finance and Chief Financial Officer of the Company. Before joining the Company, Mr. Boykin served as a Senior Manager at KPMG LLP.

      William B. Kilbride- Mr. Kilbride (age 55) joined American Rug Craftsmen, formerly a wholly owned subsidiary of the Company acquired by Mohawk in April 1993, as its President in June 1992. Mr. Kilbride served in that position until he became President of the Mohawk Home Division, upon its formation in 1999.  Before joining American Rug Craftsmen, Mr. Kilbride served as First Vice President-Planning of Dean Witter Discover. Mr. Kilbride is also a director of First Security Group, Inc., a public bank holding company.

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      H. Monte Thornton- Mr. Thornton (age 65) joined Karastan Bigelow, a division of Fieldcrest Cannon, Inc. ("Karastan") in July 1990 and was named President of Karastan at the time of that division's acquisition by Mohawk in July 1993. Mr. Thornton served in that position until April 2000 when he became President of the Fashion and Performance Division (which serves the commercial and hospitality markets and the Karastan customers). On December 1, 2001, Mr. Thornton was appointed President-Mohawk Flooring, assuming responsibility for sales and marketing of carpet and hard surface products. On July 1, 2005, in addition to his current responsibilities, Mr. Thornton assumed responsibility for manufacturing and administration of carpet and hard surface products.  Before joining Karastan, Mr. Thornton served as President of Hollytex, Inc., a carpet manufacturer, which he joined in December 1984.

      Harold G. Turk- Mr. Turk (age 59) joined Dal-Tile Corporation in 1976.  From March 2002 through December 2005 he served as executive vice president of the Daltile Strategic Business Unit (SBU) of Dal-Tile.  In January 2006, Mr. Turk was promoted to President - Dal-Tile for the Company.

      Michel S. Vermette- Mr. Vermette (age 38) joined Dal-Tile in January 1996 where he served in a series of progressively more responsible positions in the finance department including Operations Controller, Manager of Planning and Analysis, and Director of Planning and Analysis.  In late 2002 Mr. Vermette was named Division Controller in which position he served until May 2004.  From May 2004 to December 2004, Mr. Vermette served as the Company's Vice President-Accounting Operations.  Mr. Vermette became Corporate Controller for Mohawk in January 2005 and Principal Accounting Officer in February 2005.  Before joining Dal-Tile, Mr. Vermette was Director Finance and Administration at Precitech Inc, a powder metal manufacturer.

     Joe W. Yarbrough- Mr. Yarbrough (age 57) joined Aladdin, a company acquired by Mohawk in February 1994, in June 1978.  From February 1995 to February 2004, Mr. Yarbrough served as Vice President-Manufacturing. In March 2004, Mr. Yarbrough became Vice President-Operations.

AUDIT COMMITTEE

Report of the Audit Committee of the Board of Directors of Mohawk Industries, Inc.

      The Audit Committee members reviewed and discussed the audited financial statements for the year ended December 31, 2005 with management. The Audit Committee members also discussed the matters required to be discussed by Statement of Auditing Standards No. 61 with the Company's independent auditors. The Audit Committee received the written disclosure letter from the independent auditors required by relevant professional and regulatory standards, discussed with the independent auditors any relationships that may impact the objectivity and independence of the independent auditors and satisfied itself as to the independence of the independent auditors. In addition, the members of the Audit Committee considered whether the provision of services for the year ended December 31, 2005 described below under "Principal Accountant Fees and Services" was compatible with maintaining such independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

Audit Committee
 Larry W. McCurdy-Chairman
Phyllis O. Bonanno
Bruce C. Bruckmann
Robert N. Pokelwaldt

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Principal Accountant Fees and Services

      The following table shows the fees rendered (in thousands) to the Company's principal independent registered public accounting firm for the audit of the Company's annual financial statements for fiscal 2005 and 2004, respectively, and fees billed for non-audit related services, tax services and all other services performed by the Company's independent registered public accounting firm during fiscal 2005 and 2004, respectively.

	2005	2004
Audit Fees (a)	$2,287	1,847
Audit-Related Fees (b)	554	55
Tax Fees (c)	7	151
All Other Fees	-	-
	$2,848	2,053

(a) Audit services consist principally of the audit and quarterly reviews of the consolidated financial statements, including the review of the tax provision, the audit of internal control over financial reporting, and fees for accounting consultations on matters reflected in the consolidated financial statements.  Audit fees also include fees for other attest services required by statute or regulation (foreign or domestic), such as statutory audits in U.S. and non-U.S. locations. In addition, audit fees for 2005 included professional services rendered in connection with comfort letters issued in connection with the Company's debt offering.

(b) Audit-related services consist principally of due diligence services provided in connection with various business acquisitions, audits of financial statements of employee benefit plans and professional services related to consultation with management on the accounting for various matters.

(c) Tax services include fees for tax compliance, tax planning, and tax advice.

      The Audit Committee pre-approved all audit related and tax services in fiscal 2005 and 2004. The Audit Committee has delegated to the Chairman of the Audit Committee, the authority to pre-approve audit-related, tax and non-audit related services to be performed by the Company's independent public accounting firm.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

      Decisions and recommendations regarding the compensation of the Company's executives are made by a four member Compensation Committee composed entirely of independent directors, as determined by the Board of Directors, who have never served as officers or employees of the Company. Following is a report of the Compensation Committee concerning the Company's executive compensation policies for 2005.

Report of the Compensation Committee of the Board of Directors of Mohawk Industries, Inc.

      Executive Compensation Philosophy. The Committee believes that a compensation program that enables the Company to attract, motivate and retain outstanding executives will assist the Company in meeting its long-range objectives, thereby serving the interests of the Company's stockholders. The compensation program of the Company is designed to achieve the following objectives:

  Provide compensation opportunities that are competitive with those of companies of a similar size.
  Create a strong link between the executive's compensation and the Company's annual and long-term financial performance.
  Include above-average elements of financial risk through performance-based incentive compensation, which offers an opportunity for above-average financial reward to the executives.

      The Company's executive compensation program has three components base salaries, annual incentives and long-term incentives.

8

      Base Salaries. The Company's executive officers receive base salaries as compensation for the skills, knowledge and experience that they bring to their positions. Base salaries paid to the Company's executive officers are intended to be maintained at a competitive level with companies of a similar size. In order to assess competitive rates, the committee used compensation surveys, produced by a nationally recognized consulting firm of executives with similar job functions and responsibilities in public companies engaged in non-durable goods manufacturing in the same net sales range. With respect to base salaries, the Committee has tried to achieve competitive rates by targeting the approximate midpoint of the range of base salaries for comparable positions. Within this overall policy, the Committee has preserved the flexibility to make exceptions where performance over several years dictates a higher base salary.

      Annual Incentive Bonuses. Annual incentive bonuses under the executive incentive program are provided in addition to base salaries to create total annual compensation. The Committee has approved a plan that when outstanding performance is achieved will provide total compensation that targets the upper quartile of total annual compensation for similarly situated executives in companies of similar size. By placing a significant portion of an executive's annual pay ''at risk,'' the Committee believes that compensation is more directly related to performance and will more closely link the financial interests of the executives and those of the stockholders. Given the Company's business objectives, the Committee believes this policy to be appropriate and fair for both the executives and the stockholders.

      The Company maintains an Executive Incentive Program (the ''Plan''), which is designed to provide incentive bonus opportunities to a number of executives, including the executive officers named in the Summary Compensation Table. The Plan is based on an assessment of both the overall Company and divisional performance as compared to earnings per share ("EPS") and earnings after capital charge ("EAC") thresholds established by the Committee. If the threshold is attained, then the bonus calculation is based on the attainment of increasing levels of improvement of (i) 2005 EPS over 2004 EPS and (ii) 2005 EAC over EAC targets established by the Committee using 2004 results as a base. A portion of each award exceeding a level established in the Plan is paid in shares of Common Stock purchased in the market and issued to the participant as restricted shares under the Mohawk Industries, Inc. 2002 Long-Term Incentive Plan. One-half of the shares granted will be restricted for one year and the other half for two years. The Committee has the authority to interpret the Plan, make changes therein or grant special bonuses for exceptional performance as it determines appropriate.

      Long-Term Incentives. The Company provides long-term incentives to its executives through stock option programs designed to encourage executives to acquire and hold shares of Common Stock. The stock option plans are designed to retain executives and motivate them to improve the market value of the Common Stock over a number of years. The Committee believes that equity ownership by executives furthers the Committee's compensation policy objective of aligning long-term financial interests of executives with those of the stockholders. The Committee considers the amount and terms of options previously awarded to and held by executive officers in determining the size of option grants. In 2005, options were granted to all of the executive officers named in the Summary Compensation Table. These options all vest in 20% annual increments.

      Other Compensation Plans. The Company maintains several broadly-based employee benefit plans in which the executive officers are permitted to participate on the same terms as other employees. These include the retirement savings plan (designed to qualify under section 401(k) of the Internal Revenue Code) and a nonqualified deferred compensation plan for highly compensated employees which permits deferral of income on a portion of the employee's compensation.

9

      To the extent readily determinable and as one of the factors in its consideration of the various components of executive compensation, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily and in all circumstances limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Committee will consider various alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

      Chief Executive Officer Compensation.  In accordance with the compensation philosophy and process described above, the Committee set Mr. Lorberbaum's base salary for 2005 at $825,000, which was below the midpoint for CEO's of similar sized companies in the surveys used by the Committee. Mr. Lorberbaum's total annual cash compensation is linked to the Company's performance by his participation in the Plan and the achievement of established thresholds of EPS improvement for the total Company. The Committee also took into account subjective qualitative evaluations of Mr. Lorberbaum's leadership during the year, including with respect to the acquisition of Unilin and the continuing focus on controlling costs and prudent capital investments. Based upon the foregoing, the Committee awarded Mr. Lorberbaum a bonus equal to approximately 68 percent of his compensation for 2005 (excluding all bonus, deferred bonus and other non-salary amounts). This bonus will be paid in cash and restricted shares as described above. In 2005, Mr. Lorberbaum was awarded stock options to purchase 10,000 shares of Common Stock at fair market value on the date of the grant. These options vest in 20% annual increments.

      The Committee's objectives in setting Mr. Lorberbaum's compensation for 2005 were to be competitive with other companies in the floor covering industry and with other public companies of a similar size and to provide Mr. Lorberbaum with appropriate incentives to achieve the Company's short-term and long-term objectives.

Compensation Committee

Leo Benatar-Chairman
John F. Fiedler
Larry W. McCurdy
Robert N. Pokelwaldt

10

Performance Graph

      The following is a line graph comparing the yearly percentage change in the Company's cumulative total stockholder returns to those of the Standard & Poor's 500 Index and a group of peer issuers beginning on December 31, 2000 and ending on December 31, 2005.

Comparison of Total Cumulative Returns Between Mohawk Industries, Inc.,
 the S&P 500 Index and a Peer Group

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Mohawk	$100.00	$200.49	$208.09	$257.73	$333.41	$317.81
S&P 500	$100.00	$ 88.12	$ 68.64	$ 88.32	$ 97.92	$102.73
Peer Group	$100.00	$113.58	$106.09	$134.46	$186.25	$171.34

      The peer group includes the following companies: American Standard Companies, Inc., The Black & Decker Corporation, Congoleum Corporation, Dixie Group, Inc., Interface, Inc., Hughes Supply, Inc., Leggett & Platt, Inc., Masco Corporation and The Stanley Works. The Black & Decker Corporation, Hughes Supply, Inc. and The Stanley Works are included in the peer group because these companies respond to economic changes similarly to the Company. Total return values were calculated based on cumulative total return, assuming the value of the investment in the Company's Common Stock and in each index on December 31, 2000 was $100 and that all dividends were reinvested. The Company is not included in the peer group because management believes that, by excluding the Company, investors will have a more accurate view of the Company's performance relative to the peer companies.

11

Summary of Cash and Certain Other Compensation

      The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended December 31, 2005, 2004, and 2003 for (i) the Chief Executive Officer of the Company, and (ii) each of the four other most highly compensated executive officers of the Company (determined as of December 31, 2005) (collectively, the ''Named Executive Officers'').

Summary Compensation Table

Name and Position		Annual Compensation		Long-Term Compensation
	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)(1)	Securities Underlying Options(#)	All Other Compensation ($)(2)
Jeffrey S. Lorberbaum Chairman, President and Chief Executive Officer	2005 2004 2003	$825,000 720,000 667,000	$556,875 756,000 510,725	$ - 118,716 -	10,000 10,000 3,500	$5,250 5,125 5,000
W. Christopher Wellborn Chief Operating Officer	2005 2004 2003	$515,968 445,050 420,000	$341,250 333,787 315,000	$ 44,625 48,935 49,579	60,000 13,500 3,500	$9,797 11,528 6,000
H. Monte Thornton President-Carpet Group	2005 2004 2003	$470,000 435,000 420,000	$229,125 326,250 235,397	$ - 47,875 -	10,000 10,000 3,500	$5,250 5,125 5,000
William B. Kilbride President -Mohawk Home	2005 2004 2003	$410,000 383,000 363,000	$199,875 143,625 140,295	$ - 21,023 -	3,000 10,000 3,500	$5,250 5,125 5,000
Harold G. Turk President Dal-Tile	2005 2004 2003	$363,550 343,867 328,533	$260,945 255,321 223,045	$ - - -	30,000 10,000 3,500	$9,936 9,780 9,068

  Amounts in 2005 include 526 shares for Mr. Wellborn. These shares were granted on February 23, 2006, in connection with Mr. Wellborn's executive annual incentive bonus for 2005 and have been valued at $84.40 per share. The restrictions will lapse on February 23, 2007 for 50% of the shares and the remaining 50% will lapse on February 23, 2008. Amounts in 2004 include 1,344, 554, 542, and 238 shares for Messrs. Lorberbaum, Wellborn, Thornton and Kilbride, respectively. These shares were granted on February 23, 2005, in connection with each executive's annual incentive bonus for 2004 and have been valued at $88.33 per share. The restrictions lapsed on February 23, 2006 for 50% of the shares and the remaining 50% will lapse on February 23, 2007. Amounts in 2003 include 675 shares for Mr. Wellborn. These shares were granted on February 26, 2004, in connection with Mr. Wellborn's executive annual incentive bonus for 2003 and have been valued at $73.45 per share. The restrictions lapsed on February 26, 2005 for 50% of the shares and the remaining 50% lapsed on February 26, 2006. See "Executive Compensation and Other Information-Report of the Compensation Committee of the Board of Directors of Mohawk Industries, Inc." As of December 31, 2005, Mr. Lorberbaum held 1,344 shares of restricted stock valued at $116,901, Mr. Wellborn held 891 shares of restricted stock valued at $77,500, Mr. Thornton held 542 shares of restricted stock valued at $47,143, and Mr. Kilbride held 238 shares of restricted stock valued at $20,701.
  Represents matching contributions pursuant to the Company's Retirement Savings Plan. In addition to Mr. Wellborn's and Mr. Turk's 401(k) matching contribution of $5,250, the Company contributed $4,547 and $4,686 respectively for life insurance and disability plans.
12

Option Grants

      The following table sets forth information on options granted to the Named Executive Officers in fiscal 2005.

Option Grants In Fiscal Year
Ended December 31, 2005

Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in the Fiscal Year (1)	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2) 5% 10%
Jeffrey S. Lorberbaum	10,000(3)	2.2%	$88.33	2/23/15	$ 555,502	$1,407,752
William B. Kilbride	3,000(3)	0.7%	$88.33	2/23/15	$ 166,650	$ 422,326
H. Monte Thornton	10,000(3)	2.2%	$88.33	2/23/15	$ 555,502	$1,407,752
Harold G. Turk	5,000(3) 25,000(4)	1.1% 5.4%	$88.33 $88.00	2/23/15 12/15/15	$ 277,751 $1,383,568	$ 703,876 $3,506,233
W. Christopher Wellborn	10,000(3) 50,000(5)	2.2% 10.9%	$88.33 $81.90	2/23/15 11/15/15	$ 555,502 $2,575,323	$1,407,752 $6,526,375

  The total number of shares of Common Stock covered by options granted to employees in the 2005 fiscal year was 460,425.
  Potential realizable value is based on the assumption that the Common Stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the 10-year option term. The numbers are calculated based on the requirements promulgated by the SEC and are not intended to predict future performance.
  These options were granted under the Company's 2002 Long-Term Incentive Plan and vest in 20% annual increments beginning February 23, 2005.
  These options were granted to Mr. Turk upon accepting the position of President - Dal-Tile and vest in 20% annual increments beginning December 15, 2005.
  These options were granted to Mr. Wellborn upon accepting the position of Chief Operating Officer and vest in 20% annual increments beginning November 15, 2005.

Option Exercises and Holdings

      The following table sets forth certain information regarding the exercise of stock options by the Named Executive Officers during fiscal 2005 and the number of shares covered by both exercisable and non-exercisable stock options held by the Named Executive Officers as of December 31, 2005. Also reported are the values for ''in-the-money'' options, which represent the positive spread between the exercise price of any such existing stock options and the fiscal year-end price of the Common Stock (which was $86.98).

13

Aggregated Option Exercises during Fiscal 2005 and
Option Values on December 31, 2005

			Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)
Name	Shares Acquired on Exercise	Value Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey S. Lorberbaum	129,000	$ 7,494,112	-	31,500	$ -	$ 786,924
William B. Kilbride	-	-	23,700	21,500	$ 1,190,488	$ 617,575
H. Monte Thornton	23,400	$ 1,391,892	21,500	32,500	$ 674,516	$ 753,454
Harold G. Turk	-	-	15,300	47,700	$ 356,539	$ 368,276
W. Christopher Wellborn	-	-	19,100	82,900	$ 436,603	$ 711,732

 (1) Value realized is the difference between the fair market value of the securities underlying the options and the exercise price on the date of exercise.

Pension Plans

       The Company has established a Retirement Savings Plan (the "Retirement Savings Plan"), which is a combination 401(k)/profit-sharing plan that provides for employee pre-tax contributions under Section 401(k) of the Internal Revenue Code, Company matching contributions, and, if profits are sufficient, a Company profit sharing contribution.

Equity Compensation Plan Information

      The following table gives information about the common stock that may be issued under the Company's existing equity compensation plans as of December 31, 2005.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options.	Weighted Average Exercise Price of Outstanding Options.	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans.

Equity Compensation Plans Approved by Stockholders. (1)	2,276,417	$59.60	1,772,150
Equity Compensation Plans Not Approved by Stockholders. (2)	-	-	12,295

(1) Includes the Company's 2002 Long-Term Incentive Plan, 1997 Long-Term Incentive Plan, 1993 Stock Option Plan, 1992 Mohawk-Horizon Stock Option Plan, 1992 Stock Option Plan, Dal-Tile International Inc. 2000, 1998 and 1997 Amended and Restated Stock Option Plans and DTM Investors Inc. 1990 Stock Option Plan.

(2) Includes the Non-employee Director Stock Compensation Plan. For a brief description of the material features of the Non-employee Director Stock Compensation Plan, see "Proposal I-Election of Directors-Meetings and Committees of the Board of Directors-Director Compensation."

14

Certain Relationships and Related Transactions

      The Company has entered into an employment agreement with Mr. Wellborn. Pursuant to the terms of the employment agreement, Mr. Wellborn receives a current base salary of $700,000. The base salary is subject to periodic review by the Company and may be adjusted either up or down, based on the Company's performance, the individual's performance, market conditions or such other factors as are deemed relevant by the Company, provided, however, that they may not be adjusted below the current level. Mr. Wellborn's employment agreement also makes him eligible to earn an annual bonus of up to 120% of the minimum base salary.  Mr. Wellborn also received options to purchase 50,000 shares of the Company's Common Stock pursuant to the Employment Agreement.  In the event that Mr. Wellborn is terminated without "cause" or resigns for "good reason," Mr. Wellborn will be entitled to (a) a lump sum payment equal to his annual salary due through December 31, 2008, plus a prorated annual bonus, and (b) continued participation in employee benefit plans until December 31, 2008.  Mr. Wellborn's options granted under the employment agreement will vest and become exercisable immediately.

      Mr. De Cock's son is employed by the Company as President - Unilin U.S. In 2005, he was paid $61,778 in compensation and other perquisites. In addition, Mr. De Cock's son entered into an employment agreement with the Company effective November 1, 2005. Under the terms of the agreement Mr. De Cock's son will earn approximately $350,000 per year and be entitled to an annual bonus. Mr. Yarbrough's son is employed by the Company as a Project Manager. In 2005 he was paid $109,272.

Principal Stockholders of the Company

      The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of March 20, 2006, by (i) each person who is known by the Company beneficially to own more than five percent of the outstanding shares of the Common Stock, (ii) each of the Company's directors and nominees, (iii) each of the Named Executive Officers, and (iv) all of the Company's directors and executive officers as a group. Unless otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class
Jeffrey S. Lorberbaum(1)	13,114,697	19.4%
Ruane, Cunniff & Goldfarb, Inc.(2)	11,334,881	16.8
Aladdin Partners, L.P.(3)	9,808,438	14.5
Ariel Capital Management (4)	3,834,506	5.7
Sylvester H. Sharpe(5)	550,536	*
David L. Kolb(6)	369,207	*
Bruce C. Bruckmann(7)	280,253	*
H. Monte Thornton(8)	43,034	*
W. Christopher Wellborn(9)	33,255	*
Robert N. Pokelwaldt(10)	37,332	*
William B. Kilbride(11)	36,043	*
Leo Benatar(12)	25,759	*
Larry W. McCurdy(10)	24,065	*
Harold G. Turk (13)	22,900	*
John F. Fiedler(14)	14,954	*
Phyllis O. Bonanno(15)	5,447	*
All directors and executive officers as a group (16 persons)	14,587,028	21.6%

 *      Less than one percent.

  The address of Mr. Jeffrey S. Lorberbaum is 2001 Antioch Road, Dalton, Georgia 30721. Includes 9,808,438 shares held by Aladdin Partners, L.P.; please see footnote 3 for a description of Aladdin Partners' share ownership.  Also includes 218,360 shares owned by The Alan S. Lorberbaum Family Foundation, of which Mr. Lorberbaum is a trustee and may be deemed to share voting and investment power. Includes 2,705,604 shares held by the JMS Group Limited Partnership ("JMS") and 30,000 shares held by SJL Management Co., LLC ("SJL").  SJL is  the general partner of JMS. Mr. Lorberbaum is a one-third member of SJL and may be deemed to share voting and dispositive power with respect to all shares held by JMS. Includes 140,000 shares owned by Cuddy Holdings LP ("Cuddy"). Mr. Lorberbaum owns one-third of the voting shares of Helm Management Corporation, the sole general partner of Cuddy, and may be deemed to share voting and dispositive power with respect to all such shares. Mr. Lorberbaum disclaims beneficial ownership of all shares described above to the extent he does not have a pecuniary interest.  Includes 15,400 shares issuable upon the exercise of currently vested options, restricted shares of 672 pursuant to the Company's Executive Incentive Program, and 194 shares owned pursuant to the Company's 401(k) Plan.
15

  Based upon Schedule 13G/A dated February 14, 2006 filed with the SEC by Ruane, Cunniff & Co., Inc. The address of Ruane, Cunniff & Goldfarb, Inc. is 767 Fifth Avenue, Suite 4701, New York, New York 10153-4798.
  The address of Aladdin Partners, L.P. is 2001 Antioch Road, Dalton, Georgia 30721. ASL Management Corp. is a general partner of Aladdin Partners, L.P. and shares voting and investment power with respect to these shares. The address of ASL Management Corp. is 2001 Antioch Road, Dalton, Georgia 30721. Mr. Jeffrey Lorberbaum is the owner of 100%of the outstanding voting stock of ASL Management Corp. and, as a result, may be deemed to share voting and investment power with respect to these shares. Mr. Barry L. Hoffman is a director of ASL Management Corp. and, as a result of such position, may be deemed to share voting and investment power with respect to these shares. Excludes 2,000 shares owned of record by Mr. Hoffman in his individual capacity. The address of Mr. Hoffman is 2001 Antioch Road, Dalton, Georgia 30721. Each of ASL Management Corp., Mr. Jeffrey Lorberbaum and Mr. Hoffman disclaim beneficial ownership of the shares held by Aladdin Partners, L.P. to the extent they do not have a pecuniary interest.
  Based upon Schedule 13G dated February 13, 2006, filed with the SEC by Ariel Capital Management, LLC.  The address of Ariel Capital Management, LLC is 200 E. Randolph Drive, Suite 2900, Chicago, IL 60601.
  Includes 13,300 shares issuable upon the exercise of currently vested options, 272,600 shares held by SSM Partnership, L.P., 10,313 shares held in Aladdin Partners, L.P. and 7,800 shares owned by a family trust.
  Includes 6,750 shares issuable upon the exercise of currently vested options and 721 shares owned pursuant to the Company's 401(k) plan. Also includes 4,820 shares held by two minor children.
  Includes 15,750 shares issuable upon the exercise of currently vested options and 261,500 shares held by a family limited partnership.
  Includes 30,625 shares issuable upon the exercise of currently vested options, 271 shares issued pursuant to the Company's Executive Incentive Program, and 39 shares owned pursuant to the Company's 401(k) plan.
  Includes 29,500 shares issuable upon the exercise of currently vested options and 803 restricted shares issued pursuant to the Company's Executive Incentive Program.
  Includes 15,750 shares issuable upon the exercise of currently vested options.
  Includes 34,700 shares issuable upon the exercise of currently vested options, 119 restricted shares issued pursuant to the Company's Executive Incentive Program, and 84 shares owned pursuant to the Company's 401(k) Plan.
  Includes 13,500 shares issuable upon the exercise of currently vested options.
  Includes 22,900 shares issuable upon the exercise of currently vested options.
  Includes 11,700 shares issuable upon the exercise of currently vested options.
  Includes 4,950 shares issuable upon the exercise of currently vested options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than ten percent stockholders are required by SEC regulation to furnish the Company copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners were complied with by such persons except for the following inadvertent late filing: the statement of changes in beneficial ownership on Form 4 required to be filed by Mr. Sharpe within two business days after a change in beneficial ownership on December 14, 2005, for the sale of 163 shares was filed on January 26, 2006.

16

CORPORATE GOVERNANCE

Nomination Process for the Board of Directors

      The Governance Committee evaluates candidates for the Board of Directors identified by its members, other Board members, Company's management and stockholders. The Governance Committee from time to time may also retain a third-party executive search firm to identify qualified candidates for membership on the Board of Directors. A stockholder who wishes to recommend a prospective nominee for consideration by the Governance Committee should follow the procedures set forth below under "Stockholder Proposals."

      Once the Governance Committee has identified a prospective nominee, it makes an initial determination as to whether to conduct a full evaluation. In evaluating a prospective nominee, the Governance Committee may consider among other things, the following:

  the ability of the prospective nominee to represent the interests of the stockholders of the Company;
  the prospective nominee's standards of integrity, commitment and independence of thought and judgment;
  the prospective nominee's ability to dedicate sufficient time, energy and attention to the performance of his or her duties;
  the extent to which the prospective nominee contributes to the range of talent, skill and expertise of the Board of Directors; and
  the extent to which the prospective nominee helps the Board of Directors reflect the diversity of the Company's stockholders, employees and customers.

      After completing the evaluation, the Governance Committee makes a recommendation to the Board of Directors.

Communication with Directors

      The Board of Directors has established a process by which stockholders may send communications to members of the Board of Directors. Stockholders wishing to send communications to members of the Board of Directors should write to the Mohawk Board of Directors at P.O. Box 963, Calhoun, Georgia 30703.  Stockholders should indicate whether the communication is directed to all Board members or only non-management Board members. The Company's General Counsel will relay all communications to all members of the Board or non-management directors as directed by the writer. For other information related to stockholder opportunities to communicate with members of the Board of Directors (including the Company's policy with respect to attendance of directors at annual stockholder meetings), visit the Company's website at www.mohawkind.com under the heading "Corporate Governance."

Availability of Information

      The Board of Directors has adopted (i) written charters for each of the Audit Committee, the Compensation Committee and the Governance Committee, (ii) Corporate Governance Guidelines and (iii) the Mohawk Industries, Inc. Standards of Conduct and Ethics. Each of these documents is available on the Company's website at www.mohawkind.com under the heading "Corporate Governance" and will be made available in print to any stockholder who requests it.

17

 STOCKHOLDER PROPOSALS

      Any proposal that a Stockholder may desire to have included in the Company's proxy statement for presentation at the 2007 Annual Meeting must be received by the Company at Mohawk Industries, Inc., P.O. Box 12069, 160 South Industrial Boulevard, Calhoun, Georgia 30703, Attention: Secretary, on or prior to December 7, 2006. In addition, Stockholders may intend to present a director nomination or other proposal from the floor of the 2007 Annual Meeting, and they may commence their own proxy solicitation with respect to such director nomination or other proposal. Under the Company's Bylaws, the Company must receive notice of a director nomination or other Stockholder proposal prior to December 7, 2006 in order for the notice to be timely. If the Company does not receive notice of a director nomination or other Stockholder proposal prior to December 7, 2006, the Company will retain discretionary voting authority over the proxies returned by Stockholders for the 2007 Annual Meeting with respect to such director nomination or other Stockholder proposal. Discretionary voting authority is the ability to vote proxies that Stockholders have executed and returned to the Company, on matters not specifically reflected on the proxy card, and on which Stockholders have not had an opportunity to vote by proxy.

OTHER MATTERS

      The Board of Directors knows of no other matters to be brought before the Annual Meeting.  However, if any other matters are properly brought before the Annual Meeting or are incidental to the conduct of the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

      The Audit Committee has appointed KPMG as the Company's independent registered public accounting firm for 2005.  KPMG also audited the Company's financial statements and its system of internal control as of December 31, 2005. BDO Atrio Bedrijfsrevisoren Burg. CVBA ("BDO") audited Unilin's financial statements as of December 31, 2005.  Representatives of KPMG and BDO will be present at the Annual Meeting and will be given an opportunity to make a statement, if they desire, and to respond to appropriate questions.

      The Company will bear the cost of the solicitation of proxies on behalf of the Company. Directors, officers and other employees of the Company may, without additional compensation except for reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication.  The Company has retained Georgeson Shareholder to assist in the solicitation of proxies for a fee of $7,500 plus expenses. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

      If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a proxy card with respect to your shares.  Accordingly, please contact the person responsible for your account and give instructions for a proxy card to be signed representing your shares.

      A list of Stockholders entitled to be present and vote at the Annual Meeting will be available at the offices of the Company, P.O. Box 12069, 160 South Industrial Boulevard, Calhoun, Georgia 30703, for inspection by the Stockholders during regular business hours from May 6, 2006, to the date of the Annual Meeting. The list also will be available during the Annual Meeting for inspection by Stockholders who are present.

      If you cannot be present in person, you are requested to complete, sign, date and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

                                                                                               BARBARA M. GOETZ
                                                                                               Corporate Secretary

Calhoun, Georgia
April 5, 2006

18

PROXY
MOHAWK INDUSTRIES, INC.
CALHOUN, GEORGIA
ANNUAL MEETING OF STOCKHOLDERS

      The undersigned stockholder of Mohawk Industries, Inc., a Delaware corporation (''Mohawk''), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Jeffrey S. Lorberbaum and Frank H. Boykin, and each of them, proxies, with full power of substitution, for and in the name of the undersigned, to vote all shares of Mohawk Common Stock which the undersigned is entitled to vote on all matters which may come before the 2006 Annual Meeting of Stockholders (the ''Annual Meeting'') of Mohawk Industries, Inc. to be held on Wednesday, May 17, 2006 at 10:00 a.m. local time, at 160 South Industrial Boulevard, Calhoun, Georgia, and at any adjournment or adjournments thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the Annual Meeting, and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments thereof.

(1)  The election of three Directors, Mr. Bruckmann, Mr. De Cock and Mr. McCurdy, for a term of three years and until their successors are elected and qualified:

                                                                       [    ] FOR                                                         [    ] WITHHOLD AUTHORITY

                                    For, except vote withheld from the following nominee:

       This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted in accordance with the recommendation of the Board of Directors. The proxies cannot vote your shares unless you sign and return this Proxy.

      Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                                                                                                                                   Signature of Stockholder

                                                                                                                                                       Signature of Stockholder (If held jointly)

                                                                                                                                                  Dated:                                                            , 2006
                                                                                                                                                                        Month                     Day

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MOHAWK INDUSTRIES, INC.
AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.